UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2023

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CHK	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	CHKEW	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	CHKEZ	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	CHKEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

On August 11, 2023, Chesapeake, through its wholly owned subsidiaries Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C., entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SilverBow Resources Operating, LLC, a subsidiary of SilverBow Resources, Inc. (“Buyer”) to sell the remaining portion of its Eagle Ford assets (the “Transaction”). Under the terms of the Purchase Agreement, Chesapeake has agreed to sell approximately 42,000 net acres and approximately 540 wells, along with related property, plant and equipment.

Under the terms and conditions of the Purchase Agreement, which has an economic effective date of February 1, 2023, the aggregate consideration to be paid to Chesapeake in the Transaction will consist of $700,000,000, comprised of (i) cash in the amount of $650,000,000, due at the closing of the Transaction, subject to certain purchase price adjustments and (ii) cash in the amount of $50,000,000 due on the first anniversary of the closing of the Transaction. Subject to satisfaction of certain commodity price triggers, Chesapeake may also receive additional cash consideration in an amount up to $50,000,000 shortly following the first anniversary of closing of the Transaction. Pursuant to the Purchase Agreement, upon the execution of the Purchase Agreement, Buyer deposited $50,000,000 into escrow, which will be credited toward the cash consideration payable at the closing of the Transaction.

The Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (ii) compliance by each party in all material respects with their respective covenants, (iii) the receipt of third party consents; (iv) the absence of any governmental litigation related to the Transaction and (v) the expiration or termination of all waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated August 14, 2023.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ MOHIT SINGH
Mohit Singh
Executive Vice President and Chief Financial Officer
Date:   August 14, 2023